                                                                    EXHIBIT 99.1






AltaVista
Financial Statements
December 31, 1998

                                   ALTAVISTA

                         INDEX TO FINANCIAL STATEMENTS


                                                                     Page
                                                                     ----
Report of Independent Accountants..................................   F-1
Report of Independent Accountants..................................   F-2
Balance Sheets.....................................................   F-3
Statements of Operations...........................................   F-4
Statements of Changes in Owner's Net Investment....................   F-5
Statements of Cash Flows...........................................   F-6
Notes to Financial Statements......................................   F-7

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of Compaq Computer Corporation


   In our opinion, the accompanying balance sheet and the related statements of operations, of changes in owner's net investment and of cash flows present fairly, in all material respects, the financial position of AltaVista (the "Business") at December 31, 1998, and the results of its operations and its cash flows for the period from June 12, 1998 through December 31, 1998 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Business's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financials statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


PricewaterhouseCoopers LLP


Boston, Massachusetts
June 29, 1999

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of Compaq Computer Corporation


   In our opinion, the accompanying balance sheet and the related statements of operations, of changes in owner's net investment and of cash flows present fairly, in all material respects, the financial position of AltaVista (the "Business") at December 31, 1997, and the results of its operations and its cash flows for the period from January 1, 1998 through June 11, 1998, and the years ended December 31, 1997 and 1996 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Business's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financials statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



PricewaterhouseCoopers LLP



Boston, Massachusetts
June 29, 1999

                                   ALTAVISTA

                                BALANCE SHEETS
                                (in thousands)


                                                                                  Predecessor        Business
                                                                                ---------------   ---------------
                                                                                         December 31,
                                                                                ---------------------------------
                                                                                     1997              1998
                                                                                ---------------   ---------------
ASSETS
Current assets:
    Accounts receivable, less allowance of $1,427 and $2,832                    $        6,290     $      12,819
    Prepaid expenses                                                                       481               350
                                                                                ----------------   ---------------
      Total current assets                                                               6,771            13,169

    Property and equipment, less accumulated depreciation                               10,418            24,173
    Goodwill and other intangible assets, net                                               31           226,488
    Investments                                                                              -               500
                                                                                ---------------   ---------------
      Total assets                                                              $       17,220     $     264,330
                                                                                ---------------   ---------------

LIABILITIES AND OWNER'S NET INVESTMENT
Current liabilities:
    Long-term debt, current portion                                             $            -     $         658
    Accounts payable                                                                       702               691
    Salaries, wages and related items                                                      455               455
    Accrued partner fees                                                                   281             7,656
    Deferred revenue                                                                       500               150
    Other current liabilities                                                              667               774
                                                                                ---------------   ---------------

      Total current liabilities                                                          2,605            10,384
                                                                                ---------------   ---------------
      Commitments and contingencies

    Long-term debt                                                                           -             1,656
                                                                                ---------------   ---------------
    Net contribution from owner                                                         28,738           321,856
    Accumulated deficit                                                                (14,123)          (69,566)
                                                                                ---------------   ---------------
      Owner's net investment                                                            14,615           252,290
                                                                                ---------------   ---------------
      Total liabilities and owner's net investment                              $       17,220     $     264,330
                                                                                ---------------   ---------------


  The accompanying notes are an integral part of these financial statements.

                                   ALTAVISTA

                           STATEMENTS OF OPERATIONS
                                (in thousands)



                                                                  Predecessor                         Business
                                             ---------------------------------------------------   ----------------
                                                                                   Period from       Period from
                                                        Year ended                 January 1,         June 12,
                                                       December 31,               1998 through      1998 through
                                             ---------------------------------      June 11,        December 31,
                                                  1996              1997              1998              1998
                                             ---------------   ---------------   ----------------  ----------------
Revenues                                          $     900        $   13,813         $   13,622       $    23,517
Cost of revenues                                      1,963             5,008              3,445             6,964
                                             ---------------   ---------------   ----------------  ----------------
    Gross profit (loss)                              (1,063)            8,805             10,177            16,553
                                             ---------------   ---------------   ----------------  ----------------
Operating expenses:
    Sales and marketing                                 941             5,615              5,426            23,900
    Product development                               3,475             6,000              5,413             7,210
    General and administrative                        1,784             2,785              1,744             3,806
    Amortization of intangible assets                    19                25                  8            50,982
                                             ---------------   ---------------   ----------------  ----------------
    Loss from operations                             (7,282)           (5,620)            (2,414)          (69,345)
    Interest expense                                     32               114                 79               221
                                             ---------------   ---------------   ----------------  ----------------
    Loss before income taxes                         (7,314)           (5,734)            (2,493)          (69,566)
    Income taxes                                          -                 -                  -                 -
                                             ---------------   ---------------   ----------------  ----------------
Net loss                                         $   (7,314)       $   (5,734)        $   (2,493)      $   (69,566)
                                             ---------------   ---------------   ----------------  ----------------


  The accompanying notes are an integral part of these financial statements.

                                   ALTAVISTA

                STATEMENTS OF CHANGES IN OWNER'S NET INVESTMENT
                                (in thousands)

                                                                     Net                                Total
                                                                Contribution       Accumulated       Owner's Net
                                                                 from Owner          Deficit          Investment
                                                               ----------------   ---------------   ---------------
Balance, January 1, 1996                                            $    1,454       $    (1,075)        $     379
    Net loss                                                                 -            (7,314)           (7,314)
    Net contribution from owner                                         12,055                 -            12,055
                                                               ----------------   ---------------   ---------------
Balance, December 31, 1996                                              13,509            (8,389)            5,120
    Net loss                                                                 -            (5,734)           (5,734)
    Net contribution from owner                                         15,229                 -            15,229
                                                               ----------------   ---------------   ---------------
Balance, December 31, 1997                                              28,738           (14,123)           14,615
    Net loss                                                                 -            (2,493)           (2,493)
    Net contribution from owner                                         11,536                 -            11,536
                                                               ----------------   ---------------   ---------------
Balance, June 11, 1998                                                  40,274           (16,616)           23,658
                                                               ----------------   ---------------   ---------------
-------------------------------------------------------------------------------------------------------------------
    Net loss                                                                 -           (69,566)          (69,566)
    Net contribution from owner                                        321,856                 -           321,856
                                                               ----------------   ---------------   ---------------
Balance, December 31, 1998                                          $  321,856        $  (69,566)        $ 252,290
                                                               ----------------   ---------------   ---------------


  The accompanying notes are an integral part of these financial statements.

                                   ALTAVISTA

                           STATEMENTS OF CASH FLOWS
                                (in thousands)



                                                                  Predecessor                           Business
                                              ---------------------------------------------------    ---------------
                                                                                    Period from       Period from
                                                         Year ended                 January 1,          June 12,
                                                        December 31,              1998 through        1998 through
                                              ----------------------------------     June 11,         December 31,
                                                   1996              1997              1998               1998
                                              ----------------  ----------------  ----------------   ---------------
Cash flows from operating activities:
Net loss                                            $  (7,314)      $    (5,734)       $  (2,493)       $   (69,566)
Adjustments to reconcile net loss
  to net cash used in operating activities:
    Depreciation and amortization                         854             2,685             2,079            54,147
    Provision for bad debts                                 -             1,427             1,220             2,516
Changes in operating assets and liabilities:
    Accounts receivable                                  (573)           (7,144)           (3,248)           (7,017)
    Prepaid expenses                                     (181)             (300)           (3,577)            3,708
    Accounts payable                                       37               665                47               (58)
    Salaries, wages and related items                     161               290               371              (371)
    Deferred revenue                                      100               400              (187)             (163)
    Other current liabilities                             118               830              (329)            7,681
                                              ----------------  ----------------  ----------------   ---------------
Net cash used in operating activities                  (6,798)           (6,881)           (6,117)           (9,123)
                                              ----------------  ----------------  ----------------   ---------------
Cash flows from investing activities:
    Purchase of intangible assets                         (75)                -                 -              (477)
    Purchases of property and equipment                (5,182)           (8,348)           (5,419)           (2,906)
    Investments                                             -                 -                 -              (500)
                                              ----------------  ----------------  ----------------   ---------------
Net cash used in investing activities                  (5,257)           (8,348)           (5,419)           (3,883)
                                              ----------------  ----------------  ----------------   ---------------
Cash flows from financing activities:
    Repayment of long-term debt                             -                 -                 -              (436)
    Net change in contribution from owner              12,055            15,229            11,536            13,442
                                              ----------------  ----------------  ----------------   ---------------
Net cash provided by financing activities              12,055            15,229            11,536            13,006
                                              ----------------  ----------------  ----------------   ---------------
Net increase in cash                                $       -         $       -        $        -       $         -
                                              ----------------  ----------------  ----------------   ---------------
Noncash investing activities:
    Contribution of net assets from owner           $       -         $       -        $        -       $   308,414
    Purchase of URL                                 $       -         $       -        $        -       $     2,930
Noncash financing activities:
    Note payable from purchase of URL               $       -         $       -        $        -       $     2,750


  The accompanying notes are an integral part of these financial statements.

                                   ALTAVISTA
                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 - DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

DESCRIPTION OF BUSINESS

   AltaVista (the "Business") provides Internet search and navigation technology, enabling the delivery of information through broad-based search capabilities. The Business's objective is to deliver the most personally relevant Internet results faster than anyone else on the Internet. With the leverage from numerous partnerships, the business is extending its services to delivering highly personalized e-Commerce offerings and local content through an integrated network of new media and e-Commerce partners.

BASIS OF PRESENTATION

   These financial statements present the assets, liabilities, changes in owner's net investment, results of operations and cash flows applicable to the operations of the Business. The financial statements of the Business are derived from the historic books and records of Digital Equipment Corporation ("Digital") through June 11, 1998. As a result of the acquisition of Digital by Compaq Computer Corporation ("Compaq") on June 11, 1998, the financial statements of the Business after the acquisition date are derived from the historic books and records of Compaq and reflect the "pushdown" of Compaq's bases in the assets and liabilities.

   The statement of operations includes all revenues and costs directly attributable to the Business, including charges for shared facilities, functions and services used by the Business and provided by Digital or Compaq. Certain costs and expenses have been allocated based on management's estimates of the cost of services provided to the Business by Digital or Compaq. Such costs include corporate research and engineering expenses, corporate selling and marketing expenses and corporate general and administrative expenses (see Note
6). Such allocations and charges are based on either a direct cost pass-through or a percentage of total costs for the services provided based on factors such as headcount or the specific level of activity directly related to such costs (i.e., direct spending). Management believes that these allocations are based on assumptions that are reasonable under the circumstances. However, these allocations and estimates are not necessarily indicative of the costs and expenses which would have resulted if the Business had been operated as a separate entity.

   The Business has incurred recurring losses from operations through December 31, 1998. Compaq has committed to provide the funds required for the conduct of the Business's operations at least through December 31, 1999 or to the date, if earlier, on which it ceases to be the controlling shareholder. The historical operating results may not be indicative of future results.

USE OF ESTIMATES

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates include the allowance for accounts receivable and the lives of intangible assets.

CONCENTRATION OF CREDIT RISK

   Financial instruments which potentially subject the Business to a concentration of credit risk consist of accounts receivable. The Business's accounts receivable are derived primarily from advertising revenue earned from customers located in the U.S. The Business maintains reserves for potential credit loss. Historically such losses have not been significant and have been within management's expectations.

                                   ALTAVISTA
                         NOTES TO FINANCIAL STATEMENTS
                                  (Continued)


   During all the periods presented, the Business derived substantially all of its revenues from the Procurement and Trafficking Agreement (the "Agreement") with DoubleClick, Inc. ("DoubleClick"). Under the Agreement, DoubleClick is the exclusive third-party provider of advertising services on specified pages within the Business's web site. The agreement was amended on January 7, 1998 to extend the term of the Agreement through December 1999, and to provide that either party may terminate the Agreement, after July 1998, upon 90 days prior written notice. The Agreement is expected to continue to account for a significant portion of the Business's revenues. The termination of the Agreement, or any development materially affecting the business or financial condition of DoubleClick would have a material adverse effect on the Business's results of operations and financial position. Accounts receivable from DoubleClick comprised 77% and 77.8% of gross accounts receivable as of December 31 1997 and 1998, respectively.

BUSINESS RISKS

   The Business is subject to risks and uncertainties common to growing technology-based companies, including rapid technological change, growth and commercial acceptance of the Internet, dependence on third-party technology, new service introductions and other activities of competitors, dependence on key personnel, international expansion, and limited operating history.

CASH

   Cash received from operations by the Business is swept by Compaq or Digital and recorded as reductions of net contribution from owner; disbursements made by Compaq or Digital on behalf of the Business are recorded as increases to net contribution from owner.

PROPERTY AND EQUIPMENT

   Property and equipment were recorded at fair market value at the date of the acquisition by Compaq. Minor replacements, maintenance and repairs are charged to current operations. Depreciation is computed by applying the straight-line method over the estimated useful lives of the related assets as follows:

                                                     Estimated
                                                   Useful Lives
                                                     In Years
                                                  ----------------
Machinery and equipment                                5-10
Furniture and fixtures                                 3-10
Buildings and improvements                             10-33


   Leasehold improvements are amortized over the shorter of the useful life of the improvement or the life of the related lease.

                                   ALTAVISTA
                         NOTES TO FINANCIAL STATEMENTS
                                  (Continued)


REVENUE RECOGNITION

   The Business's revenues are derived primarily from short term advertising contracts negotiated by DoubleClick in accordance with the terms of the Agreement. The Business records as revenues its contractual percentage of the total revenues generated from the delivery of advertisements. Such revenues are recognized in the periods in which the advertisement is delivered, provided that no significant obligations remain and collection of the resulting receivable is probable. To the extent DoubleClick does not collect billings from the advertisers, or grants additional discounts, the Business is at risk for its contractual percentage of such bad debts and additional discounts. Provisions for bad debts and additional discounts are provided at the time of revenue recognition based upon historical experience and current economic conditions. Net revenues derived from the Agreement represented 22%, 58%, 68%, and 74% of the Business's total net revenues for the years ended December 31, 1996 and 1997 and for the period January 1, 1998 through June 11, 1998, and for the period June 12, 1998 to December 31, 1998, respectively.

   The Business has recently entered into agreements with partners whereby the Business receives a percentage of revenues generated by the partners through e-Commerce transactions. Such revenues are recognized by the Business upon notification from the partners of revenues earned by the Business and, to date, have not been significant.

   Also included in revenue is the exchange by the Business of advertising space on the Business' web site for reciprocal advertising space or traffic in other web sites or receipt of services. Revenue from these transactions is recognized during the period in which the advertisements are placed and are recorded at the lower of estimated fair value of the service received or the estimated fair value of the advertisement given. Revenues from these transactions represented 7% and 5% of total net revenues for the period January 1, 1998 through June
11, 1998 and for the year ended December 31, 1997, respectively. Revenues for barter transactions were immaterial for the period from June 12, 1998 through December 31, 1998 and for the year ended December 31, 1996.

DEFERRED REVENUE

   Deferred revenue primarily comprises cash collections in advance of revenue associated with certain contracts and is recognized at the time the Business's obligations under the contracts are fulfilled.

FAIR VALUE OF FINANCIAL INSTRUMENTS

   The carrying amount of the Company's financial instruments, which include accounts receivable, accounts payable, accrued expenses and notes payable approximate their fair values at December 31, 1997 and 1998.

INTANGIBLE ASSETS

   Intangible assets primarily consist of trademarks and goodwill resulting from the "pushdown" of the fair market value of the intangible assets attributable to the Business as recorded on Compaq's books resulting from the acquisition of Digital. Intangible assets also relate to the Business's purchase of Universal Resource Locators ("URL"). Intangible assets are being amortized on a straight-line basis over their estimated useful lives of three years.

IMPAIRMENT OF LONG-LIVED ASSETS

   The Business reviews for the impairment of long-lived assets and certain identifiable intangibles whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. The Business has not identified any such impairment losses.

                                   ALTAVISTA
                         NOTES TO FINANCIAL STATEMENTS
                                  (Continued)


INVESTMENTS

   Compaq obtained equity interests in one privately held company which is intended to be contributed to the Business. The investment resulted in the Business owning less than 20% of the investee. Accordingly, the investment is accounted for under the cost method. The investment was purchased near December 31, 1998, therefore, its carrying value approximates fair value. For non-quoted investments, the Business's policy is to regularly review the assumptions underlying the operating performance and cash flow forecasts in assessing the carrying values.

PRODUCT DEVELOPMENT

   Product development costs are expensed as incurred. Software development costs subsequent to the establishment of technological feasibility are capitalized and amortized to cost of software. Based upon the Business's product development process, technological feasibility is established upon completion of a working model. Costs incurred by the Business between completion of the working model and the point at which the product is ready for general release have been insignificant.

ADVERTISING EXPENSE

   The Business expenses advertising costs the first time the advertisement is published or broadcasted. Included in sales and marketing is approximately $0, $2,339,000, $2,465,500 and $2,880,000 for the years ended December 31, 1996 and
1997 and for the period January 1, 1998 through June 11, 1998, and for the period June 12, 1998 to December 31, 1998, respectively.

INTEREST EXPENSE

   Interest expense represented $32,000, $114,000, $79,000 and $221,000 for the years ended December 31, 1996 and 1997 and for the period January 1, 1998 through June 11, 1998, and for the period June 12, 1998 to December 31, 1998, respectively. There was no direct interest expense incurred by the Business until the purchase of the URL in July 1998 (Note 3). Prior to that date, interest expense corresponded to an allocation of Digital's or Compaq's worldwide interest expense based upon the Business' proportionate share of total assets. Management believes that this method provides a reasonable basis for allocation within the Business' historical statement of operations.

INCOME TAXES

   The Business was not a separate taxable entity for federal, state or local income tax purposes and its operations are included in the consolidated Digital or Compaq tax returns. The Business accounts for income taxes under the separate return method in accordance with SFAS No. 109, "Accounting for Income Taxes." Under the separate return method, deferred tax assets generated from operating losses required a full valuation allowance because given the history of operating losses, realizability of such tax benefit is not probable.

STOCK-BASED COMPENSATION PLANS

   As permitted under SFAS No. 123, "Accounting for Stock-Based Compensation," the Business accounts for its stock-based compensation plans using the intrinsic value method prescribed by Accounting Principals Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25). Under APB 25, no stock compensation expense has been recorded for any of the periods presented in the accompanying financial statements.

EARNINGS PER SHARE

   The Business is not a separate legal entity and has no historical capital structure. Therefore, historical earnings per share have not been presented in the financial statements.

                                   ALTAVISTA
                         NOTES TO FINANCIAL STATEMENTS
                                  (Continued)


COMPREHENSIVE INCOME

   The Business has adopted the provisions of SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting comprehensive income and its components in financial statements. Comprehensive income, as defined, includes all changes in equity (net assets) during a period from non-owner sources. To date, the Business has not had any transactions that are required to be reported in comprehensive income.

SEGMENT INFORMATION

   Effective January 1, 1998, the Business adopted the provisions of SFAS
No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"). The Business identifies its operating segments based on business activities, management responsibility and geographical location. The Business has organized its operations in a single operating segment providing delivery of relevant and personalized e-Commerce offerings and local content. Further, the Business derives the vast majority of its revenue from its operations in the United States.

RECENT ACCOUNTING PRONOUNCEMENTS

   In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The new standard establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. The Business does not expect SFAS No. 133 to have a material effect on its financial position or results of operations.

   In February 1998, the Accounting Standards Executive Committee ("AcSEC") issued Statement of Position ("SoP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." SoP 98-1 establishes the accounting for costs of software products developed or purchased for internal use, including when such costs should be capitalized. The Business does not expect SoP 98-1, which is effective for the Business beginning January 1, 1999, to have a material effect on its financial position or results of operations.

   In April 1998, the AcSEC issued SoP 98-5, "Reporting on the Costs of Start-Up Activities." Start-up activities are defined broadly as those one-time activities related to opening a new facility, introducing a new product or service, commencing some new operation or organizing a new entity. Under SoP 98-5, the cost of start-up activities should be expensed as incurred. SoP 98-5 is effective for the Business beginning January 1, 1999 and the Business does not expect its adoption to have a material effect on its financial position or results of operations.

NOTE 2 - -PROPERTY AND EQUIPMENT:

  Property and equipment are summarized below (in thousands):


                                   ALTAVISTA
                         NOTES TO FINANCIAL STATEMENTS
                                  (Continued)

                                                                            Predecessor         Business
                                                                          ----------------  ----------------
                                                                                   December 31,
                                                                          ----------------------------------
                                                                               1997              1998
                                                                          ----------------  ----------------
Land                                                                            $       -        $    3,491
Buildings                                                                               -             8,451
Leasehold improvements                                                              1,111             1,296
Machinery and equipment                                                            11,002            11,480
Construction in-process                                                             2,168             2,773
                                                                          ----------------  ----------------
                                                                                   14,281            27,491
Less: Accumulated depreciation                                                      3,863             3,318
                                                                          ----------------  ----------------
Property and equipment, net                                                    $   10,418        $   24,173
                                                                          ----------------  ----------------

   Depreciation expense totaled $834,000, $2,660,000, $2,070,000, and $3,318,000 for the years ended December 31, 1996 and 1997 and for the period January 1, 1998 through June 11, 1998, and for the period June 12, 1998 to December 31, 1998, respectively.

NOTE 3 - INTANGIBLE ASSETS:

   Intangible assets are summarized below (in thousands):

                                                  Predecessor         Business
                                                ----------------  ----------------
                                                           December 31,
                                                ----------------------------------
                                                     1997              1998
                                                ----------------  ----------------
Goodwill                                              $       -       $   255,600
Trademarks                                                   75            18,500
Purchased URL sites                                           -             3,422
                                                ----------------  ----------------
                                                             75           277,522
Less: accumulated amortization                               44            51,034
                                                ----------------  ----------------
                                                      $      31       $   226,488
                                                ----------------  ----------------


COMPAQ ACQUISITION

   On June 11, 1998, Compaq consummated its acquisition of Digital. The purchase price was allocated to the assets acquired and liabilities assumed based on Compaq's estimates of fair value. The fair value assigned to intangible assets acquired was based on a valuation prepared by an independent third-party appraisal company.

PURCHASED URL

   In March 1996, the Business entered into an agreement pursuant to which the other party assigned to the Business all of its right, title and interest in and to the AltaVista URL and the Business agreed to grant the other party a nonexclusive license to use the AltaVista URL as part of their corporate name. In July 1998, the other party agreed to sell, transfer and assign to the Business all of its rights in and to the AltaVista URL granted under the original agreement for an aggregate consideration of approximately $3.3 million. The consideration paid consists of cash and a note payable of $2,750,000
(Note 5).

                                   ALTAVISTA
                         NOTES TO FINANCIAL STATEMENTS
                                  (Continued)


NOTE 4 - INVESTMENT:

   In December 1998, Compaq purchased 500,000 shares of Series B preferred stock of Centraal Corporation ("Centraal"). The total consideration paid of approximately $500,000 has been included in long-term investments from the date of acquisition and represents an ownership of less than 10%. This investment is accounted for under the cost method of accounting.

NOTE 5 - LONG-TERM DEBT:

   Long-term debt consists of a note payable related to the purchased URL which bears interest at an annual rate of 7%. The note plus accrued interest is payable in twelve quarterly installments commencing October 1, 1998.

   Principal payments due under the note are as follows:

      1999               $     658
      2000                     932
      2001                     724
                         ---------
      Total              $   2,314
                         =========


NOTE 6 - RELATED PARTY TRANSACTIONS:

   The Business uses Digital or Compaq manufactured equipment for its operations which represents 60% of the total assets at December 31, 1997 and are not significant with respect to total assets at December 31, 1998. Digital manufactured equipment is recorded at fair market value at the date of acquisition.

ALLOCATED COSTS

   The amounts allocated to the Business and included in the accompanying statement of operations are as follows (in thousands):

                                                                           Predecessor                           Business
                                                     -------------------------------------------------------  ----------------
                                                                                             Period from        Period from
                                                               Year Ended                   January 1, 1998     June 12, 1998
                                                              December 31,                      through           through
                                                     ----------------------------------         June 11,        December 31,
                                                           1996              1997                 1998              1998
                                                     ----------------  ----------------     ----------------  ----------------
Research and engineering expenses                    $     764         $    558              $     318        $      388
Selling and marketing expenses                             600              600                      -                 -
General and administrative expenses                      1,001            1,082                    631               973
Interest expense                                            32              114                     79               145


   Beginning January 1, 1998, selling and marketing expenses were not allocated from Compaq because these expenses were incurred directly by the Business.

NOTE 7 - INCOME TAXES:

   Given the recent history of operating losses, deferred tax assets generated from operating losses required a full valuation allowance because realizability of such tax benefit is not probable. Accordingly, the accompanying statement of operations includes no benefit for income taxes.

                                   ALTAVISTA
                         NOTES TO FINANCIAL STATEMENTS
                                  (Continued)


   Deferred tax assets and liabilities at December 31, 1998 and 1997 are comprised of the following (in thousands):

                                                          Predecessor       Business
                                                       ----------------  ----------------
                                                                 December 31,
                                                       ----------------------------------
                                                            1997              1998
                                                       ----------------  ----------------
Receivable allowances                                        $     655        $    1,249
Capitalized research and development costs                       1,752             1,534
Loss carryforwards                                               3,615            10,288
Property, plant and equipment                                        -             2,868
Other                                                               14               201
                                                       ----------------  ----------------
        Gross deferred tax assets                                6,036            16,140
                                                       ----------------  ----------------
Intangible assets                                                    -            (6,036)
Property, plant and equipment                                     (387)                -
                                                       ----------------  ----------------
        Gross deferred tax liabilities                            (387)           (6,036)
                                                       ----------------  ----------------
Deferred tax asset valuation allowance                          (5,649)          (10,104)
                                                       ----------------  ----------------
                                                             $       -         $       -
                                                       ----------------  ----------------


   Net operating loss carryforwards will remain with Compaq after the assets and liabilities of the Business are transferred to the Company.

NOTE 8 - MARKETING AGREEMENTS:

PREMIER PROVIDER AGREEMENT WITH NETSCAPE

   In June 1998, the Business entered into a Premier Provider agreement (the "Service Agreement") with Netscape Corporation ("Netscape"), whereby Netscape guaranteed a minimum number of exposures (as defined) for the Business's search and directory service on the Netscape's Page, as defined. The Service Agreement is for one year and the Business's minimum financial commitment under the Service Agreement is $14,150,000, of which $3,650,000 was paid upon execution of the Service Agreement and $3,500,000 was paid on July 15 and December 15, 1998. The remaining payment to satisfy the minimum financial commitment is payable on March 31, 1999. All exposures delivered above the minimum number of impressions will be payable at specified contractual rates. Amounts included in sales and marketing expense in the accompanying financial statements related to the Service Agreement are approximately $1,550,000 for the period from the date of the Service Agreement through June 11, 1998 and $10,000,000 for the period from June 12, 1998 through December 31, 1998.

   The Business's primary obligation under the Service Agreement is to display certain Netscape buttons and/or information prominently on the Business's home page and pages linked thereto. Other obligations include the implementation of certain technologies to maintain compatibility with the Netscape's browser and the placement of certain hypertext links for keywords searched on the Business's Web site. Effective January 11, 1999, the Business terminated the Service Agreement without penalty.

                                   ALTAVISTA
                         NOTES TO FINANCIAL STATEMENTS
                                  (Continued)


PREMIER SEARCH SERVICES AGREEMENT WITH MICROSOFT

   In September 1998, the Business and Microsoft (the "Portal") entered into a one year Premier Search Services Agreement (the "Search Services Agreement") whereby the Portal guaranteed a minimum number of impressions on the Portal's various internet search versions and Web site (referred to as the "Guaranteed Impressions"). For the Guaranteed Impressions, the Business shall pay $18 million, in four equal payments of $4.5 million as follows: the first payment was paid upon execution, the second, third and fourth payments are due 90 days, 180 days and 270 days, respectively after September 16, 1998. All impressions delivered above the Guaranteed Impressions will be payable at specified contractual rates, not to exceed a total amount paid of $23 million. Included in sales and marketing expense in the accompanying financial statements related to the Search Services Agreement for the period from June 12, 1998 to December 31, 1998 is approximately $6.2 million.

NOTE 9 - PENSIONS:

   Upon consummation of the acquisition of Digital by Compaq, Compaq assumed certain of Digital's defined benefit and defined contribution plans of which employees of the Business were participants. The Business' employees who were eligible to participate in the Digital plans at the time of the acquisition continue to be eligible to participate in these plans. The benefits generally are based on years of service and compensation during the employee's career. Pension cost is based on estimated benefit formulas.

   Additionally, Compaq assumed the defined benefit postretirement plans that provide medical and dental benefits for Business' retirees and their eligible dependents in the United States.

   The statements of operations include allocated costs as fringe benefits included in general and administrative expense based upon an average cost per employee for the retirement plan and are not significant for any periods presented.

NOTE 10 - STOCK OPTION PLANS:

   The following disclosure related to stock-based compensation includes information applicable to the Business derived from the historic books and records of Digital through June 11, 1998 and Compaq thereafter.

   Included in the acquisition of Digital by Compaq on June 11, 1998, all outstanding Digital options were cancelled and Compaq issued, in exchange, a fully vested and exercisable option to purchase shares of Compaq stock. The Compaq options are subject to all other terms and conditions as applicable immediately prior to the acquisition.

                                   ALTAVISTA
                         NOTES TO FINANCIAL STATEMENTS
                                  (Continued)


   The following table summarizes activities under the stock option plans related to employees of the Business:

                                                                                                Weighted
                                                                                Price         Average Price
                                                             Shares           Per Share         Per Share
                                                         ---------------   ----------------  ----------------
Digital Options
Options outstanding, December 31, 1995:                          25,894                           $    37.30
    Options granted                                              38,890    $ 0.00 - 54.13              38.18
    Options lapsed or canceled                                   (1,000)        56.00                  56.00
    Options exercised                                            (5,130)    0.00 - 22.88                5.53
                                                         ---------------                     ----------------
Options outstanding, December 31, 1996:                          58,654                                40.32
    Options granted                                              24,000     46.69 - 51.69              47.31
    Options lapsed or canceled
    Options exercised                                            (4,931)    19.69 - 37.75              24.07
                                                         ---------------                     ----------------
Options outstanding, December 31, 1997:                          77,723                                43.49
    Options granted
    Options lapsed or canceled                                        -                                    -
    Options exercised                                            (1,790)    19.69 - 37.75              21.65
                                                         ---------------                     ----------------
Options outstanding, June 11, 1998                               75,933                                44.00
                                                         ---------------                     ----------------
Compaq Options
    Options granted in the acquisition of Digital               150,997     9.90 - 39.23               22.03
    Options granted                                             109,500         35.88                  35.88
    Options lapsed or canceled                                   (2,386)        36.71                  36.71
    Options exercised                                           (94,001)    9.90 - 23.48               20.69
                                                         ---------------                     ----------------
Options outstanding, December 31, 1998                          164,110                              $ 31.82
                                                         ---------------                     ----------------

                                   ALTAVISTA
                         NOTES TO FINANCIAL STATEMENTS
                                  (Continued)


   The following table summarizes significant ranges of outstanding and exercisable options at December 31, 1998:

                                    Options Outstanding                         Options Exercisable
                    ----------------------------------------------------  ----------------------------------
                                         Weighted
                                         Average           Weighted                            Weighted
    Range of                           Contractual          Average                             Average
    Exercise                            Remaining          Exercise                            Exercise
     Prices            Options         Life (Years)          Price            Options            Price
-----------------   ---------------   ---------------   ----------------  ----------------  ----------------
10.01 - 15.00             3,802            2.42         $    11.50             3,802        $    11.50
15.01 - 20.00            15,909            7.67              18.98            15,909             18.98
20.01 - 25.00             5,668            7.33              22.66             5,668             22.66
25.01 - 30.00            27,044            7.42              27.06            27,044             27.06
over 30.00              111,687            9.51              35.95             9,487             36.65
                    ---------------   ---------------   ----------------  ----------------  ----------------
                       164,110             8.74         $    31.81            61,910        $    19.48
                    ---------------   ---------------   ----------------  ----------------  ----------------

   The weighted average fair value per share of stock based compensation issued during the years ended December 31, 1996 and 1997 and during the period from June 12, 1998 through December 31, 1998 was $15.53, $17.23, and $13.53, respectively. There were no options issued during the period from January 1, 1998 to June 11, 1998. The fair value for these options was estimated using the Black-Scholes model with the following weighted average assumptions.

Assumptions Table:
                                                             Predecessor                         Business
                                        ----------------------------------------------------  ----------------
                                                   Year Ended                                   Period from
                                                  December 31,                Period from      June 12, 1998
                                        ----------------------------------   January 1, 1998      Through
                                             1996              1997             Through        December 31,
                                        ----------------  ----------------   June 11, 1998         1998
                                            Digital           Digital           Digital           Compaq
                                        ----------------  ----------------  ----------------  ----------------
Expected option life (in years)                4                 4                 2                 2
Risk-free interest rate                      6.2%              6.3%              5.5%              4.6%
Volatility                                   35.0%             35.0%             35.0%             33.5%
Dividend yield                               0.0%              0.0%              0.0%              0.2%



   The table that follows summarizes the pro forma effect of net loss if the fair values of stock based compensation had been recognized in the period presented as compensation expense on a straight-line basis over the vesting period of the grant. The following pro forma effect on net loss for the periods presented is not representative of the pro forma effect on net loss in future years because it does not take into consideration pro forma compensation expense related to grants made prior to 1995.

                                   ALTAVISTA
                         NOTES TO FINANCIAL STATEMENTS
                                  (Continued)


   (In thousands)

                                                                Predecessor                           Business
                                            ----------------------------------------------------   ---------------
                                                                                  Period from       Period from
                                                       Year Ended                 January 1, 1998  June 12, 1998
                                                      December 31,                  through           through
                                            ----------------------------------      June 11,        December 31,
                                                 1996               1997              1998              1998
                                            ----------------   ---------------   ---------------   ---------------
Net loss:
       As reported                              $    (7,314)      $    (5,734)      $    (2,493)      $   (69,566)
       Pro forma                                     (7,375)           (5,904)           (2,603)          (69,665)

NOTE 11 - SUBSEQUENT EVENTS:

ACQUISITIONS

   Compaq acquired Shopping.com effective February 15, 1999. The aggregate purchase price of $256.9 million consisted primarily of $218.9 million in cash, the issuance of employee stock options with a fair value of $32 million and other acquisition costs.

   Compaq also acquired Zip2 on April 1, 1999. The aggregate purchase price of $339.1 million consisted of $307.2 million in cash, the issuance of approximately 999,000 employee stock options with a fair value of $25.9 million and other acquisition costs.

   Both acquisitions were intended to be included in the Business. On June 29, 1999, Compaq entered into a Purchase and Contribution Agreement (the "Purchase Agreement") with CMGI whereby Compaq agreed to effectively sell controlling interests in the Business including Zip2 and Shopping.com.

PROCUREMENT AND TRAFFICKING AGREEMENT WITH DOUBLECLICK

   Effective January 1, 1999, the Agreement has been amended so that the Business could form its internal sales force to sell advertisements directly to advertisers. DoubleClick no longer has the exclusivity to sell advertisements on the Business's web site. DoubleClick only retains the exclusivity for delivering through its proprietary computer system the advertisements negotiated either by DoubleClick or by the Business. Under the new agreement, the Business is bearing substantially the entire economic risk of the transaction. This agreement is for a term of three years from the effective date and can be cancelled by either party with a 90 days notice period.

PREMIER SEARCH SERVICES AGREEMENT WITH MICROSOFT

   The Search Services Agreement was amended in February 1999. Under the amended Search Services Agreement, Microsoft guaranteed a minimum number of impressions for a total consideration of $16.5 million. No additional payment is due if the number of impressions delivered exceeds the minimum number of impressions. A payment of $4.5 million has been made as of December 31, 1998. A second payment of $12 million is due after the effective date of the Search Services Agreement.

STOCK OPTION PLAN

   On May 28, 1999, the Company adopted the AltaVista Company 1999 Stock Option Plan (the "Plan"). The Plan will be administered by a committee of the Board designated by the Board of Directors to administer the Plan and composed of individuals who are, to the extent necessary, "non-employee directors".

                                   ALTAVISTA
                         NOTES TO FINANCIAL STATEMENTS
                                  (Continued)



   Subject to the terms of the Plan and applicable law, the committee will have the full authority to (a) designate participants; (b) determine the type, size, terms and conditions of awards made to participants; and (c) establish rules and regulations under and make any other determination necessary or desirable for the administration of the Plan. The number of shares with respect to which awards may be granted under the Plan is 20,000,000. As of June 29, 1999, there were 9,769,554 options outstanding under the Plan. Such options were issued at below fair market value. The corresponding compensation expense of approximately $169 million will be amortized over the vesting period from the date of grant.

AltaVista Business

Combined Financial Statements
March 31, 1999 and 1998

                              AltaVista Business
                    INDEX TO Combined FINANCIAL STATEMENTS


                                                                     Page
                                                                     ----

Combined Balance Sheet ............................................   F-2

Combined Statement of Operations ..................................   F-3

Combined Statement of Changes in Owner's Net Investment ...........   F-4

Combined Statement of Cash Flows ..................................   F-5

Notes to Combined Financial Statements ............................   F-6

                              AltaVista Business
                            Combined Balance Sheets
                                (in thousands)

                                                                               December 31,        March 31,
                                                                                   1998              1999
                                                                             ----------------  ---------------
                                                                                                  (unaudited)
Assets
Current assets:
    Cash and cash equivalents                                                      $       -       $    2,586
    Accounts receivable, net                                                          12,819           13,070
    Prepaid expenses                                                                     350            2,782
                                                                             ----------------  ---------------
        Total current assets                                                          13,169           18,438

    Property, plant and equipment, less accumulated depreciation                      24,173           30,077
    Goodwill and other intangible assets, net                                        226,488          468,205
    Investments                                                                          500           13,980
    Receivable from Compaq                                                                 -            9,805
    Other noncurrent asset                                                                 -              560
                                                                             ----------------  ---------------
        Total assets                                                             $   264,330      $   541,065
                                                                             ----------------  ---------------
Liabilities and Owner's Net Investment
Current liabilities:
    Long-term debt, current portion                                                $     658       $    1,170
    Accounts payable                                                                     691            8,629
    Salaries, wages and related items                                                    455              527
    Accrued partner fees                                                               7,656            1,092
    Deferred revenue                                                                     150                -
    Other current liabilities                                                            774           15,078
    Capital lease obligation, current portion                                              -              248
                                                                             ----------------  ---------------
      Total current liabilities                                                       10,384           26,744
                                                                             ----------------  ---------------
Commitments and contingencies
Long-term debt                                                                         1,656            1,429
Capital lease obligation                                                                   -               94
                                                                             ----------------  ---------------
Net contribution from owner                                                          321,856          633,054
Accumulated deficit                                                                  (69,566)        (120,256)
                                                                             ----------------  ---------------
Owner's net investment                                                               252,290          512,798
                                                                             ----------------  ---------------
      Total liabilities and owner's net investment                               $   264,330      $   541,065
                                                                             ----------------  ---------------



The accompanying notes are an integral part of these combined financial statements.

                              AltaVista Business
                       Combined Statements of Operations
                                (in thousands)

                                                            Predecessor         Business
                                                            -----------         --------
                                                           Three Months       Three Months
                                                               Ended              Ended
                                                             March 31,           March 31,
                                                               1998               1999
                                                          ---------------    ----------------
                                                           (unaudited)         (unaudited)
Advertising and service revenue                               $    6,514          $   16,705
Product revenue                                                        -               2,431
                                                          ---------------    ----------------
        Total revenue                                              6,514              19,136
                                                          ---------------    ----------------
Cost of advertising and service revenue                            1,514               5,200
Cost of product revenue                                                -               2,917
                                                          ---------------    ----------------
        Total cost of revenue                                      1,514               8,117
                                                          ---------------    ----------------
    Gross profit (loss)                                            5,000              11,019
                                                          ---------------    ----------------
Operating expenses:
    Sales and marketing                                            2,289              19,672
    Product development                                            2,928               4,627
    General and administrative                                       961               2,645
    Amortization of intangible assets                                  -              34,667
                                                          ---------------    ----------------
Loss from operations                                              (1,178)            (50,592)
Interest expense                                                      40                  98
                                                          ---------------    ----------------
Loss before income taxes                                          (1,218)            (50,690)
Income taxes                                                           -                   -
                                                          ---------------    ----------------
Net loss                                                     $    (1,218)        $   (50,690)
                                                          ---------------    ----------------

The accompanying notes are an integral part of these combined financial statements.

                              AltaVista Business
            Combined Statement of Changes in Owner's Net Investment
                                (in thousands)


                                                                     Net                                Total
                                                                Contribution       Accumulated       Owner's Net
                                                                 from Owner          Deficit          Investment
                                                               ----------------   ---------------   ---------------
Balance, December 31, 1998                                         $   321,856       $   (69,566)      $   252,290
    Net loss (unaudited)                                                     -           (50,690)          (50,690)
    Net contribution from owner (unaudited)                            311,198                 -           311,198
                                                               ----------------   ---------------   ---------------
Balance, March 31, 1999 (unaudited)                                $   633,054       $  (120,256)      $   512,798
                                                               ----------------   ---------------   ---------------

The accompanying notes are an integral part of these combined financial statements.

                              AltaVista Business
                       Combined Statements of Cash Flows


                                                                                     Predecessor          Business
                                                                                     -----------          --------
                                                                                     Three Months       Three Months
                                                                                        Ended              Ended
                                                                                      March 31,           March 31,
                                                                                        1998               1999
                                                                                  ---------------    ----------------
                                                                                    (unaudited)         (unaudited)
Cash flows from operating activities:
Net loss                                                                           $    (1,218)        $   (50,690)
Adjustments to reconcile net loss
  to net cash used in operating activities:
    Depreciation and amortization                                                          973              36,266
    Provision for bad debts and concessions                                                457               1,181
    Changes in operating assets and liabilities:
      Accounts receivable                                                               (1,823)               (699)
      Prepaid expenses                                                                    (266)             (2,050)
      Receivable from Compaq                                                                 -              (9,805)
      Accounts payable                                                                    (498)                772
      Salaries, wages and related items                                                    321                  72
      Deferred revenue                                                                       -                (150)
      Other current liabilities                                                           (200)             (5,468)
                                                                                 ---------------    ----------------
        Net cash used in operating activities                                           (2,254)            (30,571)
                                                                                ---------------    ----------------

Cash flows from investing activities:
    Purchase of investments                                                                  -             (13,480)
    Purchases of property and equipment                                                 (2,734)             (5,585)
    Cash used in business combination, net of cash received                                  -            (224,193)
                                                                                ---------------    ----------------
        Net cash used in investing activities                                           (2,734)           (243,258)
                                                                                ---------------    ----------------

Cash flows from financing activities:
    Repayment of long-term debt                                                              -              (2,715)
    Change in contribution from owner                                                    4,988             279,130
                                                                                ---------------    ----------------
        Net cash provided by financing activities                                        4,988             276,415
                                                                                ---------------    ----------------
Net increase in cash                                                                         -               2,586
Cash at beginning of period                                                                  -                   -
Cash and cash equivalents at end of period                                           $       -          $    2,586
                                                                                ---------------    ----------------
Non-cash investing activities:
    Owner's stock options issued for acquisition                                     $       -          $   32,068
                                                                                ---------------    ----------------


The accompanying notes are an integral part of these combined financial statements.

                              AltaVista Business
                    Notes to Combined Financial Statements



Note 1 - Basis of Presentation and Summary of Significant Accounting Policies:

Basis of presentation

     On June 29, 1999, Compaq Computer Corporation ("Compaq") announced it entered into an agreement to sell to CMGI, Inc. ("CMGI") AltaVista and its related properties, including Shopping.com and Zip2 (the "AltaVista Business"). The AltaVista Business provides search and navigation technology and personalized e-Commerce offerings and local content trough an integrated network of new media and e-Commerce partners.

     The AltaVista Business operations were conducted by AltaVista, a division of Digital Equipment Corporation ("Digital") through June 11, 1998 and of Compaq thereafter, throughout the period covered by the Combined Financial Statements and by Shopping.com, a wholly owned subsidiary of Compaq, from the date of its acquisition. The combined financial statements of the AltaVista Business are derived from the historic books and records of Shopping.com, from the historic books and records of Digital through June 11, 1998, and from the historical books and records of Compaq thereafter as a result of the acquisition of Digital by Compaq.

     The AltaVista Business has incurred recurring losses from operations through March 31, 1999. Compaq has committed to provide the funds required for the conduct of the Business's operations at least through December 31, 1999 or to the date, if earlier, on which it ceases to be the controlling shareholder. The historical operating results may not be indicative of future results.

Principles of consolidation

     Effective February 15, 1999, Compaq completed a cash tender offer for Shopping.com, an online retailer that offers users an array of consumer products to buy. This acquisition is intended to be included in the AltaVista Business. Accordingly, Shopping.com is included in these combined financial statements from the date of acquisition. All significant intercompany balances and transactions have been eliminated in consolidation.

Cash

     Cash received from operations by the AltaVista Business is swept by Compaq or Digital and recorded as reductions of net contribution from owner; disbursements made by Compaq or Digital on behalf of the AltaVista Business are recorded as increases to net contribution from owner.

     Effective as of the date of the acquisition of Shopping.com, these combined financial statements include the cash and cash equivalent balances carried by Shopping.com. The AltaVista Business considers all highly-liquid investments of Shopping.com with an original maturity of three months or less to be cash equivalents.

Revenue recognition

     The AltaVista Business's revenues are derived primarily from short-term advertising contracts negotiated by DoubleClick in accordance with the terms of the Procurement and Trafficking Agreement (the "Agreement"). The AltaVista Business recorded as revenues its contractual percentage of the total revenues generated from the delivery of advertisements. Effective January 1, 1999, the AltaVista Business renegotiated the Agreement whereby the AltaVista Business is bearing the economic risk of the advertising transactions. Accordingly, the AltaVista Business now records the full sales amount as revenue upon delivery of advertisements. The amount payable to DoubleClick is reported as selling and marketing expenses.

     Pursuant to the acquisition of Shopping.com, these combined financial statements include revenues resulting from the sales of consumer products. The AltaVista Business recognizes revenue for such transactions at the time the vendor ships the product to the customer. The AltaVista Business provides an allowance for sales returns based on historical experience. To date, the Business' sales returns have not been material.

                              AltaVista Business
                    Notes to Combined Financial Statements
                                  (Continued)

Intangible assets

     Intangible assets consist of trademarks and goodwill resulting from the "pushdown" of the fair market value of the intangible assets attributable to the AltaVista Business as recorded on Compaq's books as part of the acquisition of Digital and from the acquisition of Shopping.com. Intangible assets are being amortized on a straight-line basis over their estimated useful lives of three years.

Impairment of long-lived assets

     The AltaVista Business reviews for the impairment of long-lived assets and certain identifiable intangibles whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. The Alta Vista Business has not identified any such impairment losses.

Investments

     Starting in 1998, Compaq obtained equity interests in several privately held companies which are intended to be included in the AltaVista Business. These investments resulted in the AltaVista Business owning less than 20% of the respective investees and, accordingly, are accounted for under the cost method. These investments were purchased recently, therefore, their carrying values approximate fair values. For these non-quoted investments, the AltaVista Business's policy is to regularly review the assumptions underlying the operating performance and cash flow forecasts in assessing the carrying values. The AltaVista Business identifies and records impairment losses on long lived assets when events and circumstances indicate that such assets might be impaired. To date, no such impairment has been recorded.

Interim results

     The interim combined financial statements as of March 31, 1999 and for the three months ended March 31, 1998 and 1999, have been prepared on the same basis as the financial statements as of December 31, 1998 and for the period from January 1, 1998 to June 11, 1998 and from June 12, 1998 to December 31, 1998, respectively, and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the AltaVista Business' financial position, results of operations and cash flows as of March 31, 1999 and for the three months ended March 31, 1998 and 1999. The results for the three months ended March 31, 1999 are not necessarily indicative of the results to be expected for the year ending December 31, 1999.

Recent accounting pronouncements

     In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The new standard establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. The AltaVista Business does not expect SFAS No. 133 to have a material effect on its financial position or results of operations.

Note 2 - Acquisitions:

Compaq acquisition

     On June 11, 1998, Compaq consummated its acquisition of Digital. The purchase price was allocated to the assets acquired and liabilities assumed related to the Business based on Compaq's estimates of fair value. The fair value assigned to intangible assets acquired was based on a valuation prepared by an independent third party appraisal company and included intangibles aggregating $274.1 million (goodwill of $255.6 million and trademark of $18.5 million).

                              AltaVista Business
                    Notes to Combined Financial Statements
                                  (Continued)

Shopping.com acquisition

     Effective February 15, 1999, Compaq completed its acquisition of Shopping.com which is intended to be contributed to the AltaVista Business. The aggregate purchase price of $256.9 million consisted of $218.9 million in cash, the issuance of employee stock options with a fair value of $32 million and other acquisition costs. The transaction was accounted for under the purchase method of accounting. The results of operations of the acquired entity and the estimated fair market values of the acquired assets and liabilities have been included in the AltaVista Business's combined financial statements from the date of acquisition. The aggregate purchase price including liabilities assumed has been allocated to the assets acquired, consisting primarily of goodwill of approximately $271 million that is being amortized over a three year period. The purchase price allocation was based on the results of an independent third party appraisal.

     At the time of the acquisition by Compaq, Shopping.com was a defendant in various litigation matters for which Compaq agreed to assume any ultimate liability for such matters. Any unrecorded costs incurred in connection with resolving these matters will, if incurred within one year of the acquisition, be added to the purchase accounting allocation or if incurred thereafter, charged to expense. An equal amount will be recorded as a capital contribution from Compaq.

     The following unaudited pro forma consolidated amounts give effect to the acquisition of the AltaVista Business and the subsequent acquisition of Shopping.com as if they occurred on January 1, 1998:

                                                                   Three Months
                                         Year Ended                    Ended
                                        December 31,                 March 31,
                                            1998                       1999
                                       ----------------           ----------------
Net revenues                                $   45,261                 $   22,338
                                       ----------------           ----------------
Net loss                                   $   279,941                 $   68,820
                                       ----------------           ----------------

CMGI acquisition

     On June 29, 1999, Compaq entered into a Purchase and Contribution Agreement (the "Purchase Agreement") whereby Compaq agreed to effectively sell controlling interests in the AltaVista Business, including Shopping.com.

Note 3 - Intangible Assets:

                                       March 31,
                                      ----------
                                         1999
                                      ----------
Goodwill                              $  526,284
Trademarks                                20,000
Purchased URL sites                        3,422
Other                                      4,200
                                      -----------
                                         553,906
Less: accumulated amortization            85,701
                                      -----------
                                      $  468,205
                                      -----------

                              AltaVista Business
                    Notes to Combined Financial Statements
                                  (Continued)


Note 4 - Investments:

     In December 1998, Compaq purchased on behalf of the Business 500,000 shares of Series B preferred stock of Centraal Corporation ("Centraal"). The total consideration paid of approximately $500,000 resulted in the AltaVista Business owning less than 20% of the investee.

     In January 1999, Compaq purchased on behalf of the Business 2,023,635 shares of Series D preferred stock of Virage, Inc. ("Virage"). The total consideration paid of approximately $3,480,000 resulted in the AltaVista Business owning less than 20% of the investee.

     In March 1999, Compaq purchased on behalf of the Business 2,000,000 shares of Series B preferred stock of Free PC.com for approximately $10,000,000.

     Pursuant to the Purchase Agreement, these three investments are intended to be included in the AltaVista Business.

Note 5 - Subsequent Events:

     Compaq acquired Zip2 on April 1, 1999. The aggregate purchase price of $339.1 million consisted of $307.2 million in cash, the issuance of employee stock options with a fair value of $25.9 million and other acquisition costs. Pursuant to the Purchase Agreement, Zip2 is intended to be included in the AltaVista Business.